PRESS RELEASE	For Immediate Release

Calvin B. Massmann, Chief Financial Officer Randy Guiler, Director, Finance and Risk (615) 366-4600

200	Powell Place Investors: Cara O’Brien/Melissa Myron/Rachel Albert

Brentwood, Tennessee 37027 www.myTSCstore.com	Media: Melissa Merrill Financial Dynamics 212-850-5600

TRACTOR SUPPLY COMPANY NAMES FORMER STAPLES EXECUTIVE TO BOARD

Brentwood, Tennessee, October 20, 2005 – Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced the appointment of Jack Bingleman to the Company’s Board of Directors. The addition of Mr. Bingleman, 62, expands the Company’s Board to ten members and increases the Board’s independent membership to 70%.

Mr. Bingleman was founder and Chief Executive Officer of The Business Depot Ltd., a Canadian office products retailer that was acquired by Staples in 1994. Following the acquisition, Mr. Bingleman was a key executive at Staples serving as President – North American Stores from 1994 through 1997 and then as President – Staples International from 1997 through 2000. In his role as President – Staples International he led the development of the next growth frontier for Staples in Europe.

Jim Wright, President and Chief Executive Officer of Tractor Supply Company, stated, “Jack is a proven leader in the retail industry. His business philosophy starts with and focuses on the customer which meshes with Tractor Supply Company’s strategy perfectly. We welcome Jack to our Board and are confident that his knowledge, leadership experience and independent perspective will be valuable assets to Tractor Supply Company.”

Mr. Bingleman commented, “A strong customer relationship is vital. What draws me to Tractor Supply is that this company understands customer focus and has built that relationship. Tractor Supply is doing a great job and I welcome this opportunity to join their team.”

At September 24, 2005, Tractor Supply Company operated 562 stores in 34 states, focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, animal and pet products, including everything necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck, trailer and towing products; and (6) work clothing for the entire family.

Footnote:

As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding a possible acquisition of Del’s Farm Supply, Inc. These statements include reference to certain factors, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include the ability to consummate the proposed acquisition, the ability to integrate operations and the anticipated impact on the Company’s results of operations in future periods. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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